EXHIBIT 32

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Ascent Media Corporation, a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Quarterly Report on Form 10-Q for the period ended September 30, 2008 (the “Form 10-Q”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company as of September 30, 2008 and December 31, 2007 and for the nine months ended September 30, 2008 and 2007.

Dated: November 11, 2008	/s/ William R. Fitzgerald William R. Fitzgerald Chairman and Chief Executive Officer

Dated: November 11, 2008	/s/ Jose A. Royo Jose A. Royo President and Chief Operating Officer

Dated: November 11, 2008	/s/ George C. Platisa George C. Platisa Executive Vice President and Chief Financial Officer (Principal Accounting Officer)

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.